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Exhibit 23(i)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Massachusetts Mutual Life Insurance Company


We consent to the inclusion in this Post-Effective Amendment No. 5 to the registration statement on Form S-2 (File No. 33-84802) of our report, which includes explanatory paragraphs relating to the use of statutory accounting practices, which practices differ from generally accepted accounting principles, dated February 25, 1999 on our audits of the statutory financial statements of Massachusetts Mutual Life Insurance Company. We also consent to the reference to our firm under the caption "Experts" and "Selected Historical Financial Data."


PricewaterhouseCoopers LLP

Springfield, Massachusetts
April 5, 1999



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